                                                                    Exhibit 10.4

"Pages where confidential treatment has been requested are stamped 'Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission', and the confidential section has been marked in the margin with a star (*)."



                                             As of March 10, 2000

KOZMO.COM
80 Broad Street, 18th Floor
New York, NY  10004
Attn: _____________



     This letter agreement ("AGREEMENT") sets forth the terms of the agreement between Kozmo.com ("KOZMO") and Columbia TriStar Home Video, Inc. ("CTHV") in connection with (i) Kozmo's ordering of certain VHS "Videocassettes" and "DVDs" (as such terms are defined below) for, and Kozmo's and CTHV's participation in a "Revenue Sharing Program" (as defined below) for the "Rental Pictures" (as defined below) covered by this Agreement; and (ii) Kozmo's issuing to CTHV certain equity in Kozmo.

A. CONDITIONS PRECEDENT: All of CTHV's obligations under this Agreement are subject to the satisfaction of the following conditions precedent ("CONDITIONS PRECEDENT"): (i) Kozmo's willingness and operational capability to electronically report to CTHV (utilizing an electronic reporting system approved by CTHV [CTHV hereby preapproves SuperComm]) point-of-sale information with respect to Rental Pictures on an ongoing basis; and (ii) CTHV's receipt of this Agreement executed by Kozmo.

1. TERM: The term of this Agreement shall be for a period of five years commencing on May 16, 2000 (or such earlier date as elected by Kozmo upon 21 days prior written notice to CTHV or up to 21 days later upon such written notice) and ending on the date that is the earlier of (a) 5 years thereafter or (b) May 15, 2000 (the "Term") unless earlier terminated pursuant to the terms hereof. Each year of the Term shall be hereinafter referred to as a "CONTRACT YEAR," with the first year being referred to as the "FIRST CONTRACT YEAR," etc.

2. TERRITORY: The territory of the rights granted hereunder shall be and be limited to the United States and its territories and possessions (the "TERRITORY"). In the event that Kozmo services customers in Canada during the Term, the Territory will be expanded to include Canada; provided, that all monetary components of the Agreement will be adjusted based on CTHV's product prices in Canada and applicable currency conversion rates.

3.   RENTAL PICTURES:

     a. DEFINITION: For purposes of this Agreement, "Rental Picture" shall be defined as each and every feature motion picture for which CTHV owns or controls home entertainment distribution rights in the Territory (specifically including "Direct to Video Pictures," as defined below) which CTHV intends to release to consumers in the Territory during the Term on a "rental basis," as opposed to a "sell-through basis," on (i) "Videocassette" (as defined below) format and which has an intended initial "Street Date" (as defined below) during the Term and/or (ii) "DVD" (as defined below) and which has an intended initial Street Date during the Term that is either (A) the first date that such motion picture is available for rental to the general public for home entertainment purposes or (B) within 6 months of the Street Date for Videocassettes of such motion picture. For purposes of this Agreement, "DIRECT TO VIDEO PICTURES" shall mean each and every feature motion picture that is initially made available for viewing in the Territory to consumers in Videocassette and/or DVD format or premium cable premiere format and which otherwise fits within the description of a Rental Picture. A "VIDEOCASSETTE" shall mean a prerecorded VHS videocassette format. A "DVD" shall mean a digital versatile disc (or otherwise known as "digital video disc") format and shall include all sub-formats thereof. Videocassettes and DVDs shall be hereinafter collectively referred to as "RENTAL PRODUCT."

4. ORDER REQUIREMENTS. Kozmo agrees to order each and every Rental Picture from CTHV. In connection with each such order, the following shall apply:

     a. VIDEOCASSETTE AND DVD ORDER REQUIREMENTS: Kozmo agrees to order and CTHV agrees to provide (provided Kozmo is not in breach hereunder), a specified number of Videocassettes and DVDs for such Rental Picture determined as follows:

* i. [***], shall order such quantity of Videocassettes and DVDs as mutually determined by CTHV and Kozmo on a Rental Picture-by-Rental Picture basis.

* ii. [***] Kozmo agrees to order such quantity (which quantity will be sufficient to cover consumer demand for Rental Pictures in each geographic region where Kozmo operates its business) of Videocassettes and DVDs as shall be set forth in a matrix to be mutually determined by CTHV and Kozmo. Such matrix will be based on a regression model correlating factors such as domestic box office performance and "star" presence against Kozmo's historical purchase patterns and/or revenue performance. Such matrix will also take into consideration factors such as the competition in the marketplace, Kozmo's expansion rates and the growth (or contraction) of the home entertainment business.

* iii. [***] Kozmo agrees to order such quantity of Videocassettes and DVDs as shall be set forth in a subsequent matrix created in the manner set forth in subparagraph 4.a.ii. above.

* b. COPY DEPTH: The minimum quantity of Videocassettes or DVDs, as applicable, required to be ordered by Kozmo hereunder (whether determined pursuant to mutual agreement or pursuant to a matrix as set forth above) on a Rental Picture-by-Rental Picture basis shall be hereinafter referred to as the "BASE BUY COPIES." [***]


---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

*5. VIDEOCASSETTES OF CATALOG/"DIRECT-TO-SELL-THROUGH PICTURES": CTHV agrees to offer to Kozmo, [***] in quantities as mutually determined by CTHV and Kozmo on a title-by-title basis, for rental and/or sale (as new or previously viewed product) to Kozmo's customers, Videocassettes of all: (i) "Direct-To-Sell-Through Pictures" and (ii) catalog motion pictures for which CTHV owns or controls home video entertainment distribution rights in the Territory ("Catalog Pictures"). "DIRECT-TO-SELL-THROUGH PICTURES" shall mean each and every theatrical motion picture which has an initial intended Street Date during the Term and for which CTHV owns or controls home entertainment distribution rights in the Territory, provided such picture, when initially released during the Term on Videocassette is priced and distributed by CTHV at a "sell-through price" (as opposed to a "rental price"). Any such orders will be separately presented to CTHV and will not be included in the purchase order(s) referenced in Paragraph 4. above.

*6. DVD NEW RELEASE AND CATALOG PICTURES: [***] in quantities as mutually determined by CTHV and Kozmo on a title-by-title basis, solely for sale to Kozmo's customers as new product (I.E., not previously viewed), DVDs of all: (i) "new release" motion pictures for which CTHV owns or controls home entertainment distribution rights in the Territory and
     (ii) catalog motion pictures for which CTHV owns or controls home entertainment DVD distribution rights in the Territory. Any such orders will be separately presented to CTHV and will not be included in the purchase order(s) referenced in Paragraph 4. above.

7. STREET DATE/ORDERING OF COPIES/DISTRIBUTION OF COPIES: With respect to each of the Rental Pictures, CTHV shall specify the date for the first Rental Product rental of such Rental Picture to the general public for home entertainment purposes (the "STREET DATE"). Kozmo shall place its orders with CTHV for each Rental Picture, in accordance with the Paragraph 4.a. above ("INITIAL ORDER"), not later than 21 days prior to the Street Date for such Rental Picture. Kozmo acknowledges and agrees that if Kozmo does not place its order within such 21 day period, CTHV can not guarantee timely delivery of such Rental Product. Kozmo shall cause all of the Rental Product comprising the Initial Order to be made available for rental to its customers; provided, however, CTHV acknowledges that Kozmo may, from time to time, place orders for geographical locations in which Kozmo's service is not available to Kozmo's customers immediately upon the Street Date. In such event, Kozmo will make the Rental Product available to its customers in such geographical location as soon as possible.

8. "REVENUE SHARING PROGRAM": Each and every Rental Picture hereunder shall be ordered by Kozmo and shall be provided by CTHV pursuant to a "REVENUE SHARING PROGRAM". The consideration payable by Kozmo for the right to participate in the Revenue Sharing Program with respect to any particular Rental Picture shall consist, in whole or in part, of a percentage of the "Rental Revenues" (as defined below) earned by Kozmo from the rental of the Rental Product of such Rental Picture.

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

9. "REVENUE SHARING PERIOD":

* a. The "VIDEOCASSETTE REVENUE SHARING PERIOD" for each Rental Picture [***]. The Revenue Sharing Period for each applicable Rental Picture shall commence on the Street Date for the applicable Rental Picture. Subject to Paragraph 11 below, Kozmo shall ensure that all Videocassettes of the Rental Pictures remain available for rental during the entire Videocassette Revenue Sharing Period.

* b. The "DVD REVENUE SHARING PERIOD" for each Rental Picture [***]. The Revenue Sharing Period for each applicable Rental Picture shall commence on the Street Date for the applicable Rental Picture. Subject to Paragraph 11 below, Kozmo shall ensure that all DVDs of the Rental Pictures remain available for rental during the entire DVD Revenue Sharing Period.

10. PROGRAM PRICE: In consideration for the rights granted hereunder, for each Videocassette and/or DVD of a Rental Picture ordered by Kozmo, Kozmo shall pay CTHV the applicable "Program Price" as set forth below.

     a. VIDEOCASSETTE: For each Videocassette ordered by Kozmo, Kozmo shall pay a "Video Program Price" as follows:

* i. "VIDEOCASSETTE UPFRONT PRICE": [***] ordered by Kozmo ("VIDEOCASSETTE UPFRONT PRICE"); plus

* ii. "VIDEOCASSETTE REVENUE PERCENTAGE PAYMENT": A share of Rental Revenue derived from the rental of Videocassettes ("VIDEOCASSETTE REVENUE PERCENTAGE PAYMENT"), determined as follows: [***]

* iii. "VIDEOCASSETTE END-OF-PERIOD PAYMENT": A payment ("VIDEOCASSETTE END-OF-PERIOD PAYMENT") [***]

          The Videocassette Upfront Price, the Videocassette Revenue Percentage Payment and the Videocassette End-of-Period Payment shall be hereinafter referred to as the "Videocassette Program Price."

     b. DVD: For each DVD ordered by Kozmo, Kozmo shall pay a "DVD Program Price" as follows:


---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

*         i. "DVD UPFRONT PRICE": [***] Kozmo ("DVD UPFRONT PRICE"); plus

* ii. DVD REVENUE PERCENTAGE PAYMENT: A share of Rental Revenue derived from the rental of DVDs ("DVD REVENUE PERCENTAGE PAYMENT") determined as follows: [***]

          The DVD Upfront Price and the DVD Revenue Percentage Payment shall be hereinafter referred to as the "DVD Program Price," and, collectively with the Videocassette Program Price, the "Program Price."

     c.   DEFINITIONS.

          i. A "RENTAL TRANSACTION" shall mean each and every time a Videocassette or DVD, as applicable, is rented to a customer. Kozmo shall independently determine and charge its customers whatever Rental Transaction price it determines is in its own best business interests and without agreement with CTHV. CTHV does not suggest any particular Rental Transaction price.

* ii. "RENTAL REVENUES" shall mean the aggregate of all revenues generated [***] in connection with Rental Transactions occurring during the Revenue Sharing Period, including any collected extended viewing fees and any amounts charged to customer credit cards [***], excluding sales taxes and any other government levied transaction fees.

          Kozmo shall be solely obligated to pay all taxes, fees or governmental charges required to be paid by Kozmo in connection with Kozmo's activities undertaken pursuant to this Agreement. Kozmo shall pay all such taxes within the applicable time periods.

11.  DESTRUCTION/RETURN/"SELL-OFF" OF RENTAL PRODUCT:

* a. VIDEOCASSETTES. Kozmo agrees not to sell any of the Videocassettes of the Rental Pictures [***] without the prior consent of CTHV. During the remainder of the applicable Videocassette Revenue Sharing Period, Kozmo may make such percentage of the "Left on Shelf" Videocassettes of the applicable Rental Picture available for sale to consumers as may be mutually determined by CTHV and Kozmo. For purposes of this Agreement, "Left on Shelf" Videocassettes shall be defined as the least number of Videocassettes "left on the shelf" at a location to be mutually determined by CTHV and Kozmo on the close of business on a day during applicable Revenue Sharing Period as mutually determined by Kozmo and CTHV. CTHV shall not be entitled to share in the revenues collected from the sales of Videocassettes in accordance with the terms hereof. Kozmo may sell (in accordance with the terms hereof) Videocassettes to any individual end-user consumer via direct mail, or Kozmo's direct Internet site. Kozmo may not sell such Videocassettes to any third-party vendors, including brokers, liquidators or other wholesale distributors.

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

* b. DVDS. At such time as Kozmo orders DVDs of a particular Rental Picture pursuant to the terms hereof, CTHV shall elect one of the following: (i) at the end of the applicable DVD Revenue Sharing Period for such Rental Picture, such DVDs shall be destroyed by Kozmo at CTHV's cost and expense (and in such a manner as CTHV may so direct); or (ii) at the end of the applicable DVD Revenue Sharing Period for such Rental Picture, such DVDs shall be returned to CTHV at CTHV's cost and expense (and in such a manner as CTHV may so direct). [***]

12.  BASE BUY ADVANCE.

     a. VIDEOCASSETTES. All Videocassette orders made by Kozmo pursuant to this Agreement shall be subject to the following:

*         i. [***]

*              (1) [***]

*              (2) [***]

* ii. [***] Prior to the expiration [***] CTHV and Kozmo shall negotiate in good faith to mutually determine Videocassette Base Buy Advances for the Fourth and Fifth Contract Years. In the event that CTHV and Kozmo are unable to reach an agreement regarding such Videocassette Base Buy Advances, CTHV may elect, in its sole discretion, to obligate Kozmo to continue to perform under the terms and conditions of the Agreement (including, without limitation, the Videocassette Base Buy Advances set forth in subparagraphs 12.a.i.(1) and 12.a.i.(2)); provided, however, if CTHV elects to continue to obligate Kozmo to continue to perform under the terms and conditions of the Agreement (including, without limitation, the Videocassette Base Buy Advances set forth in subparagraphs 12.a.i.(1) and 12.a.i.(2)), Kozmo may thereafter elect [***] to terminate the Agreement. Any termination of the Agreement shall be deemed a termination "without cause." Any and all Rental Pictures ordered by Kozmo as of the date of such termination shall continue to be governed by the terms and conditions of this Agreement.

          The Videocassette Revenue Percentage Payment and the Videocassette End-of-Period Payment shall be applicable against and credited to the Videocassette Base Buy Advance.

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

     b. DVDS. All DVD orders made by Kozmo pursuant to this Agreement shall be subject to the following:

*         i. [***]

* ii. [***] Prior to the expiration of [***] CTHV and Kozmo shall negotiate in good faith to mutually determine Base Buy Advances for the Fourth and Fifth Contract Years. In the event that CTHV and Kozmo are unable to reach an agreement regarding such Base Buy Advances, CTHV may elect, in its sole discretion, to obligate Kozmo to continue performing under the terms and conditions of the Agreement; provided, however, that the DVD Base Buy Advance for Rental Pictures ordered by Kozmo after such [***] however, if CTHV elects to continue to obligate Kozmo to continue to perform under the terms and conditions of the Agreement (including, without limitation, the Base Buy Advances set forth in subparagraphs 12.b.i.(1) and 12.b.i.(2)), Kozmo may thereafter elect [***] to terminate the Agreement. Any termination of the Agreement shall be deemed a termination "without cause." Any and all Rental Pictures ordered by Kozmo as of the date of such termination shall continue to be governed by the terms and conditions of this Agreement.

          The DVD Upfront Price and the DVD Revenue Percentage Payment shall be applicable against and credited to the DVD Base Buy Advance.

13. DELIVERY/SHIPPING: CTHV will cause a third party duplicator/distributor to undertake direct distribution of all Videocassettes and DVDs ordered by Kozmo hereunder to no more than 2 distribution centers (which shall be designated in writing by Kozmo and which may only be changed upon 60 days prior written notice to CTHV). Kozmo shall be solely responsible for making all Videocassettes and DVDs "rental ready." CTHV will use reasonable, good faith efforts to deliver all Videocassettes and DVDs ordered by Kozmo hereunder to Kozmo's distribution centers 7 days prior to the applicable Street Date(s) for such Videocassettes and/or DVDs; provided, however, if Kozmo desires to have Videocassettes and/or DVDs delivered to its distribution centers 10 days prior to the applicable Street Date(s), then Kozmo shall place its Initial Order not later than 26 days prior to the applicable Street Date for Videocassettes and 33 days prior to the applicable Street Date for DVDs.

14. PAYMENT: Kozmo shall pay: (i) the Videocassette Upfront Price and the DVD Upfront Price within 30 days following the delivery of such Videocassettes and/or DVDs (as applicable) to Kozmo; (ii) the Videocassette Revenue Percentage Payment and the DVD Revenue Percentage Payment within 30 days following the end of the relevant month in which Rental Revenue for the applicable Rental Picture is received by Kozmo; (iii) Videocassette End-of-Period Payment within 30 days following the expiration of the applicable Revenue Sharing Period; and (iv) the

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

     Videocassette Base Buy Advance and the DVD Base Buy Advance within 60 days following the applicable Rental Picture's Street Date.


*15. MISSING VIDEOCASSETTES: In the event that Videocassettes and/or DVDs of a Rental Picture are lost, stolen or otherwise unaccounted for (including, without limitation, because of a sale) [***] applicable Rental Picture ("Missing Videocassette" or "Missing DVD," as applicable), Kozmo shall so inform CTHV and shall pay CTHV the following:

*    a. VIDEOCASSETTES. [***]

*    b. DVD. [***]

          The amounts set forth in subparagraphs 15.a. and b. shall be hereinafter referred to as "MISSING RENTAL PRODUCT FEES." Missing Rental Product Fees shall be payable to CTHV within 30 days following the end of the relevant month during which the Revenue Sharing Period for the applicable Rental Picture expires.

16. REPORTING OBLIGATIONS: Kozmo shall report electronically to CTHV, on a weekly basis, complete and accurate daily information regarding the rental of Videocassettes and DVDs of the Rental Pictures acquired under this Agreement on a location-by-location and Rental Picture-by-Rental Picture basis, in such format as may be specified by CTHV from time to time. At CTHV's request, Kozmo shall provide CTHV with a copy of all tracking and other information obtained by Kozmo, insofar as such information relates to the Rental Pictures. Notwithstanding the foregoing, the parties hereby agree to work together during the first 90 days of the Term to set up a mutually acceptable reporting format; provided, however, that in the event of any disagreement, CTHV's decision shall prevail.

17. MARKETING SUPPORT: In lieu of specific marketing support programs and as consideration for services to be performed by Kozmo hereunder, CTHV agrees that Kozmo shall accrue, on a per-Rental Picture basis, the following marketing support funds (the "Marketing Support Funds"):

*    1.   VIDEOCASSETTE. [***]

*    2.   DVD. [***]

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

     3. USE/PAYMENT OF MARKETING SUPPORT FUNDS. Kozmo shall use the Marketing Support Funds solely for the purpose of advertising and promoting the Rental Pictures. For clarification purposes, CTHV acknowledges and agrees such advertising and promotion for the Rental Pictures may include "tag lines" and other references to Kozmo. Upon CTHV's receipt of a Marketing Support Fund invoice (and, if required, adequate assurances that such monies were actually used to advertise and promote the Rental Pictures), CTHV shall reimburse Kozmo for the Marketing Support Funds within 60 days of CTHV's receipt of such invoice (or adequate assurances, as applicable).

18. EQUITY: In partial consideration for the rights granted hereunder, Kozmo agrees to issue to CTHV, or its designee, $10 million of Series F Convertible Preferred Stock of Kozmo, which Series F Convertible Preferred Stock shall be governed by and subject to the terms and conditions of (i) the Second Amended and Restated Stockholders Agreement dated as of March 13, 2000 among Kozmo and Stockholders of Kozmo and (ii) the Second Amended and Restated Registration Rights Agreement dated as of March 13, 2000 among Kozmo and Stockholders of Kozmo. CTHV and Kozmo hereto agree to execute and deliver all documentation reasonable in form and content to effect the issuance and sale of the Series F Convertible Preferred Stock hereunder.

19.  AUDIT:

* a. Kozmo grants CTHV the right, from time to time during the period commencing on the date hereof and concluding on the date which is 12 months after the expiration of the Term, upon not less than 7 business days prior notice, but no more than twice in any calendar year, to examine and audit Kozmo's records, invoices, books of account, computer or data base information which relate to the rental and/or sale of Videocassettes of the Rental Pictures and/or the Revenue Sharing Program for the then immediately preceding 12 month period (including, without limitation, all appropriate information provided to Kozmo by customers, but which shall not include names, addresses and/or any individual identifying data of such customers). All such audits shall be conducted by an independent, qualified auditor of CTHV's choice. All such audits shall be at CTHV's sole cost and expense; provided however, that in the event such audit shall disclose an error or errors which in the aggregate [***] hereunder for the period being audited, Kozmo shall promptly reimburse CTHV for all outside costs and expenses actually incurred in connection with such audit. CTHV may make copies of or make excerpts from only such part of Kozmo's records, invoices, books of account, computer or data base information which relate to matters and time frames subject to examination as herein provided. Such examination shall be at such place where the relevant information is maintained and during reasonable business hours and in such manner so as not to interfere with Kozmo's normal business activities. Such examination shall continue for such time as is reasonably necessary (but in any event not more than 30 consecutive days, provided that CTHV has been provided with the requisite access and information) for CTHV to complete the examination. Such right to examine hereunder is limited to the financial matters in connection with Rental Product of Rental
     Pictures and/or the Revenue Sharing Program and/or
     Direct-to-Sell-Through Pictures ordered and/or catalog and/or DVDs purchased hereunder (collectively, "CTHV Product") and under no circumstances shall CTHV have the right to examine records relating to Kozmo's business generally

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

* or with respect to other projects not related to CTHV Product, for purposes of comparison or otherwise; provided, however, that where any original income or expense document with third parties relates to CTHV Product and videocassettes of any third party's titles, CTHV shall have the right to examine such document; provided, further that any information contained therein which does not relate to CTHV Product shall be redacted therefrom. Any amounts determined to be due and owing to CTHV following an audit shall be paid to CTHV [***] (or the highest rate of interest permissible under applicable law, if less) from the date the applicable sums should have been paid to CTHV to the date of payment to CTHV.

     b. Kozmo grants CTHV the right to conduct, or to engage an auditor to conduct, upon 48 hours notice, on-location audits for purposes of "spot-checking" transaction information relating to the CTHV Product; provided, that CTHV shall not conduct such audits more than once per month at any one warehouse or geographical location.

20. NOTICE: Any notice or communications provided for hereunder must be in writing and delivered either personally, by telecopy, telex or by registered mail, postage prepaid to the following addresses (or to such other address as specified by like notice):

          For Kozmo:

               Kozmo.com
               80 Broad Street, 18th Floor
               New York, NY  10004
               Attention: Yong Kang, President and Chief Administrative Officer
                          Gerry Burdo, Chief Financial Officer
                          Cindy Holland, Vice President, Business Development
               Facsimile: (212) 797-1400

          For CTHV:

               Columbia TriStar Home Video, Inc.
               10202 West Washington Boulevard, 8th Floor
               Culver City, CA  90232
               Attention: Robin Russell, Executive Vice President
               Facsimile: (310) 244-1289

21.  REPRESENTATIONS AND WARRANTIES:

     a. CTHV warrants and represents that it is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

     b. Kozmo warrants and represents that it is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.

22.  INDEMNIFICATION:

     a. Kozmo agrees to indemnify and hold CTHV, its parent, subsidiary and affiliated companies and their respective officers, agents, directors and employees, harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) arising out of the breach by Kozmo of any warranty, representation or other term or provision of this Agreement. CTHV shall promptly notify Kozmo in writing of any third party claim or litigation to which this indemnification applies, and Kozmo shall assume the defense of any such claim or litigation (and CTHV shall have the right to engage separate counsel of its choice and participate in the defense, negotiation and settlement of such action or proceeding, but shall bear the fees and expenses of such separate counsel retained by CTHV and CTHV shall cooperate with Kozmo in the defense of such claim at no cost or charge to Kozmo, other than for performing such acts as Kozmo shall request). If, for any reason, Kozmo shall fail to appoint counsel on a timely basis or otherwise fails timely to confirm its assumption of the defense of any applicable claim, CTHV may engage its own counsel and the reasonable costs and expenses made in connection therewith shall be paid by Kozmo. Kozmo shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by CTHV, which right shall expire 20 business days following Kozmo's receipt of written notice with respect thereto. Kozmo shall not have the right to enter into any settlement or compromise unless, in connection therewith, it shall obtain from the claimants a full release of all related claims against CTHV.

     b. CTHV shall indemnify and hold Kozmo, its subsidiary and affiliated companies and their respective officers, agents, directors and employees, harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys fees) arising out of the breach by CTHV of any warranty, representation or other term or provision of this Agreement. Kozmo shall promptly notify CTHV in writing of any third party claim or litigation to which this indemnification applies, and CTHV shall assume the defense of any such claim or litigation (and Kozmo shall have the right to engage separate counsel of its choice and participate in the defense, negotiation and settlement of such action or proceeding but shall bear the fees and expenses of such separate counsel retained by Kozmo and Kozmo shall cooperate with CTHV in the defense of such claim at no cost or charge to CTHV, other than for performing such acts as CTHV shall request). If, for any reason, CTHV shall fail to appoint counsel on a timely basis or otherwise fails timely to confirm its assumption of the defense of any applicable claim, Kozmo may engage its own counsel and the reasonable costs and expenses made in connection therewith shall be paid by CTHV. CTHV shall have the right to approve or disapprove the settlement or disposition of any such claim or litigation proposed by Kozmo, which right shall expire 20 business days following CTHV's receipt of written notice with respect thereto. CTHV shall not have the right to enter into any settlement or compromise unless, in connection therewith, it shall obtain from the claimants a full release of all related claims against Kozmo.

23. CONFIDENTIALITY: Other than as may be required (i) by applicable law, governmental order or regulation or securities laws or by order or decree of any court of competent jurisdiction, (ii) as part of its normal reporting requirements or review procedures to its parent company, auditors, attorneys or other advisors, (iii) in connection with a possible sale, merger or other consolidation transaction involving it or its parent company or (iv) in the case of CTHV, as may be disclosed to third party "profit" participants in connection with the Rental Pictures: neither party hereto shall divulge or disclose to any third party any of the material terms and conditions of this Agreement (including, without limitation, the existence of this Agreement or any reference to Sony Pictures Entertainment, CTHV, or any affiliated entity), without the prior written consent of the other party hereto. In the event that disclosure is required pursuant to clause (i) above, the party so making disclosure shall so notify the other party (if possible, prior to making such disclosure and in any event as promptly as practical) and shall seek confidential treatment of such information. The initial press release regarding the parties entering into this Agreement (if any) shall require the mutual written approval of both parties. Notwithstanding anything to the contrary contained herein, CTHV hereby acknowledges and agrees that Kozmo may be required to share financial and other reporting information with respect to the Rental Pictures with the owner/operator of Kozmo's computer program system and certain data information services in order to allow such owner/operator and/or such data information service to monitor, update and approve their program and/or service. In the event Kozmo is required to share such information, Kozmo shall so inform CTHV and shall, at CTHV's request, obtain a confidentiality agreement, in a form approved by CTHV, signed on behalf of such owner/operator and/or data information service. Without limiting the generality of its obligations under this Paragraph, Kozmo agrees that it will not share with any third party any financial or other reporting information with respect to the Rental Pictures which is kept, maintained or compiled as part of the Revenue Sharing Program, except as set forth in this Paragraph 23.

24.  ASSIGNMENT/CHANGE OF CONTROL:

     a. ASSIGNMENT: CTHV shall be free to assign this Agreement and its rights hereunder, and to delegate its duties at any time and from time to time, in whole or in part, to any person or entity; provided, however, that CTHV shall be released from its obligations under this Agreement only if such assignment is (i) to a person or entity into which CTHV merges or is consolidated or (ii) to a person or entity which acquires all or substantially all of CTHV's business and assets or (iii) to a person or entity which is controlled by, under common control with, or controls CTHV or (iv) with Kozmo's prior written consent. Kozmo shall not assign this Agreement nor its rights hereunder, nor delegate its duties under this Agreement in whole or in part, without CTHV's prior written consent (not to be unreasonably withheld); provided, however, that an assignment pursuant to or resulting from a sale, exchange or transfer of all or substantially all of Kozmo's business and assets to any person or persons or any other form of business combination, including, without limitation, a reorganization, merger, consolidation or a sale to the public, shall not require such consent so long as such assignment is not to a Competing Major Studio and such party is a financially responsible party capable of performing all of Kozmo's obligations under this Agreement and which such party assumes in writing all of Kozmo's rights and obligations hereunder. In the event that Kozmo or CTHV assigns its rights or interest in or to this Agreement pursuant to the terms hereof, in whole or in part, the assigning party will nevertheless continue to remain fully and primarily responsible and liable to the other party for prompt, full, complete and faithful performance of all terms and conditions of this Agreement. For purposes of this Agreement, a "Competing Major Studio" shall mean Universal Studios, Inc., Warner Bros., a division of Time Warner Entertainment Company, L.P., MGM, Twentieth Century Fox Film Corporation, The Walt Disney Company, or Paramount Pictures Corporation, Inc., or any division of any of the foregoing, or any entity which controls, is controlled by, or is under common control with any of the foregoing.

     b. CHANGE OF CONTROL: For purposes of Paragraph 24.a. hereof, a "change-of-control" of Kozmo shall be deemed to be an assignment and shall be subject to the provisions of Paragraph 24.a. For purposes of this Agreement, a "change-of-control" of Kozmo shall be deemed to have occurred, if, following the applicable transaction: a Competing Major Studio acquires 25% or more of the equity interests in Kozmo.

25.  REMEDIES:

     a. In addition to any and all other rights and remedies available to it at law or in equity, a non-defaulting party shall have the right to terminate this Agreement for any material breach by a defaulting party (a "MATERIAL BREACH") and/or in the event of bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or any such similar proceeding on the part of either party, or the appointment of a receiver (or similar proceeding) for any of such party's property (each, an "INSOLVENCY EVENT"). Notwithstanding the foregoing, in the event of a Material Breach, the non-defaulting party shall notify the defaulting party of such Material Breach in writing and the defaulting party shall have 30 days to cure such Material Breach; provided, that in the event of Kozmo's failure to timely report to CTHV pursuant to Paragraph 16 hereof or to pay CTHV sums due under this Agreement, Kozmo shall have 14 days to cure such Material Breach. The non-defaulting party shall have the right to terminate this Agreement for any such Material Breach that shall remain uncured for 30 (or, if applicable, 14) days following such notice and/or for any Insolvency Event; provided, that in the event that such Material Breach (other than nonpayment) is of a nature that reasonably requires more than 30 (or, if applicable, 14) days to cure, and the defaulting party is diligently in the process of such cure, the non-defaulting party will not terminate this Agreement unless the cure cannot be accomplished, or otherwise is not accomplished, in 60 days.

*    b. [***]

26.  GOVERNING LAW/ALTERNATIVE DISPUTE RESOLUTION:

     a. GOVERNING LAW. THE INTERNAL SUBSTANTIVE LAWS (AS DISTINGUISHED FROM THE CHOICE OF LAW RULES) OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN CALIFORNIA SHALL GOVERN (i) THE VALIDITY AND

---------
* Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

     INTERPRETATION OF THIS AGREEMENT, (ii) THE PERFORMANCE BY THE PARTIES OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND (iii) ALL OTHER CAUSES OF ACTION (WHETHER SOUNDING IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT.

     b. LEGAL PROCEEDINGS. The parties hereto agree that any dispute or controversy relating to any of the matters referred to in clauses (i), (ii) and/or (iii) of Paragraph 26.a., above, shall be decided by a Rent-A-Judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Los Angeles Superior Court) appointed in accordance with California Code of Civil Procedure Section 638, sitting without a jury, in Los Angeles County, California, and the parties hereby submit to the jurisdiction of such court. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.

27.  MISCELLANEOUS:

     a. Nothing contained herein shall be deemed to create a relationship of partnership, joint venture, agency, fiduciary or employment between the parties.

     b. This Agreement sets forth the entire understanding of the parties regarding the subject matter hereof and supersedes all prior oral or written agreements between them.

     c. No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

     d. This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both parties.

     e. Paragraph headings are inserted herein for convenience only and do not constitute a part of this Agreement.

     f. Kozmo and CTHV shall execute, acknowledge and deliver any and all further documents that are necessary, expedient or proper to implement, administer and effectuate the purpose and intent of this Agreement.

     g. If any term or provision of this Agreement shall be found to be void or contrary to law, such term or provision shall, but only to the extent necessary to bring this Agreement within the requirements of law, be deemed to be severable from the other terms and provisions of this Agreement, and the remainder of this Agreement shall be given effect as if the parties had not included the severed term herein.

     //

     //

     Please confirm your agreement with the foregoing by signing below, and return both copies to the undersigned, after which we will return a fully executed copy to you.


                    Very truly yours,

                    COLUMBIA TRISTAR HOME VIDEO, INC.

                    By: /s/ Illegible
                        --------------------------------------------

                    Title: President
                           -----------------------------------------

AGREED TO AND ACCEPTED THIS 10th DAY OF MARCH, 2000:


KOZMO.COM

By: /s/ Illegible
    -----------------------------------
Title: President
       --------------------------------